Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-210094 on Form S-3 and in Registration Statement Nos. 333-211967, 333-208876, 333-197706, 333-62780, 333-63186, 333-130605, 333-153202, 333-153770, 333-169961 and 333-181150 on Forms S-8 of our reports dated February 27, 2019, relating to (1) the 2018 and 2017 consolidated financial statements and the retrospective adjustments to the 2016 consolidated financial statements of Willis Towers Watson Public Limited Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), and (2) the effectiveness of Willis Towers Watson Public Limited Company's internal control over financial reporting as of December 31, 2018, appearing in this Annual Report on Form 10-K of Willis Towers Watson Public Limited Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Philadelphia, PA

February 27, 2019